Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Fourth Quarter and Fiscal 2022 Results

Fourth Quarter Highlights Include:
Record bookings of $332 million yielding book-to-bill of 1.14
Record revenues of $290 million increased 16% over prior year
Well-positioned for strong financial performance in FY23
Executing 1MPACT value creation initiative

ANDOVER, Mass. August 2, 2022 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the fourth quarter and fiscal year 2022, ended July 1, 2022.
Management Comments
“The Company delivered record bookings of $332 million and record revenue of $290 million for the fourth quarter of fiscal 2022,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “Bookings increased 27% year over year and 12% sequentially yielding a book-to-bill of 1.14. Entering the new fiscal year with record backlog of $1.04 billion, we are well-positioned for strong financial performance in fiscal 2023. In addition, we continue to execute our 1MPACT value-creation initiative with a short-term focus toward mitigating unprecedented supply chain, labor and inflationary pressures expected to continue into fiscal 2023. Longer term, 1MPACT remains focused on helping us achieve our full growth and profit potential, organically as well as through acquisitions.”
Fourth Quarter Fiscal 2022 Results
Total Company fourth quarter fiscal 2022 revenues were $289.7 million, compared to $250.8 million in the fourth quarter of fiscal 2021. The fourth quarter fiscal 2022 results included an aggregate of approximately $19.6 million of revenue attributable to the Pentek, Avalex Technologies and Atlanta Micro acquired businesses.

Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 2

Total Company GAAP net income for the fourth quarter of fiscal 2022 was $16.9 million, or $0.30 per share, compared to $17.9 million, or $0.32 per share, for the fourth quarter of fiscal 2021. Adjusted earnings per share (“adjusted EPS”) was $0.81 per share for the fourth quarter of fiscal 2022, compared to $0.73 per share in the fourth quarter of fiscal 2021.
Fourth quarter fiscal 2022 adjusted EBITDA for the total Company was $71.6 million, compared to $59.1 million for the fourth quarter of fiscal 2021.
Cash flows from operating activities in the fourth quarter of fiscal 2022 were $(19.4) million, compared to $27.2 million in the fourth quarter of fiscal 2021. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $(27.6) million for the fourth quarter of fiscal 2022 and $16.3 million for the fourth quarter of fiscal 2021.
Full Year Fiscal 2022 Results
Full year fiscal 2022 revenues were $988.2 million, compared to $924.0 million for full year fiscal 2021. The full year fiscal 2022 results included organic revenue of $870.4 million, a decrease of 5% from fiscal 2021.
Total Company GAAP net income for fiscal 2022 was $11.3 million, or $0.20 per share, compared to $62.0 million, or $1.12 per share, for fiscal 2021. Adjusted earnings per share (“adjusted EPS”) was $2.19 per share for fiscal 2022, compared to $2.42 per share for fiscal 2021.
Fiscal 2022 adjusted EBITDA for the total Company was $200.5 million, compared to $201.9 million for fiscal 2021.
Cash flows from operating activities in fiscal 2022 were $(18.9) million, compared to $97.2 million in fiscal 2021. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $(46.5) million for fiscal 2022 and $51.6 million for fiscal 2021.
All per share information is presented on a fully diluted basis.
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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 3

Bookings and Backlog
Total bookings for the fourth quarter of fiscal 2022 were $331.5 million, yielding a book-to-bill ratio of 1.14 for the quarter.
Mercury’s total backlog at July 1, 2022 was $1.04 billion, a $128.1 million increase from a year ago. Of the July 1, 2022 total backlog, $646.7 million represents orders expected to be recognized as revenue within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2023. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Fourth Quarter and Fiscal 2022 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. All references in this press release to the first quarter of fiscal 2023 and full fiscal 2023 are to the quarter ending September 30, 2022 and to the 52-week period ending June 30, 2023.

For the first quarter of fiscal 2023, revenues are forecasted to be in the range of $215.0 million to $225.0 million. GAAP net loss for the first quarter is expected to be approximately $18.2 million to $15.6 million, or $0.32 to $0.28 per share, assuming no incremental other non-operating adjustments, or non-recurring financing in the period, and approximately 55.9 million weighted average diluted shares outstanding. Adjusted EBITDA for the first quarter of fiscal 2023 is expected to be in the range of $27.0 million to $30.0 million. Adjusted EPS is expected to be in the range of $0.19 to $0.23 per share.
For the full fiscal year 2023, revenues are forecasted to be in the range of $1.00 billion to $1.05 billion, and GAAP net income of $15.0 million to $27.9 million, or $0.27 to $0.49 per share, assuming no incremental other non-operating adjustments, or non-recurring financing in the period, and approximately 56.6 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $200.0 million to $215.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.96 to $2.17 per share.
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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 4

Recent Highlights
June – Mercury announced it received a $10 million award to provide an innovative pilot controller interface for a leading prime contractor’s airborne radio modernization program. The award was received in the Company’s fiscal 2022 fourth quarter and is expected to be delivered over the next several years.
June – Mercury announced that Howard Lance, Former Chief Executive Officer of Maxar Technologies, and Bill Ballhaus, Former Chairman and Chief Executive Officer of Blackboard, were appointed to the Mercury Board of Directors, effective June 24th.
June – Mercury announced it was selected by Ball Aerospace to enhance the data recording and storage performance for MethaneSAT, the methane monitoring satellite being developed by a subsidiary of the non-profit Environmental Defense Fund. With MethaneSAT, nations and companies will be able to identify, manage and reduce methane emissions and help slow the rate at which the Earth is warming.
June – Mercury announced a new family of low-power, ultra-compact tuner modules purpose-built to support customers’ spectrum processing applications such as signals intelligence, direction finding and test and measurement. The high-performance design and compact size of the new AM9018 and AM9030 modules brings faster broadband RF processing to mission-critical operations in harsh environments, where space is at a premium such as in small ISR drones and man-portable SIGINT systems.
June – Mercury announced it received a three-year basic ordering agreement worth up to $50 million from the Naval Air Systems Command (NAVAIR) for engineering services and products relating to Mercury’s Advanced Data Transfer System for deployment across multiple rotary-wing and tilt-rotor platforms. The ADTS, a rugged data, video, and audio loader and recorder with cybersecurity capability, is used for moving mission data securely to and from the aircraft for pre- and post-mission analysis.
June – Mercury announced it received a $25 million contract award from a leading defense prime contractor for high-performance radio frequency subsystems to be integrated into an electronic warfare application. The order was received in the Company's fiscal 2022 fourth quarter and is expected to be shipped over the next several quarters.
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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 5

May – Mercury announced it received a $7.9 million order from a leading defense prime contractor for high-performance embedded processing systems for a ground-based radar application. The order was received in the Company's fiscal 2022 third quarter and is expected to be shipped over the next several quarters.
May – Mercury announced the new Avionics Modular Mission Platform (AMMP), the industry’s first and only SOSA aligned, DAL-certifiable, 3U OpenVPX™ mission computer. Featuring the latest Intel® Core™ i7 safety-certifiable processors, AMMP delivers up to 40x more performance than current-generation avionics computers while drawing 50% less power and is ideally suited to a wide range of platforms including rotary- and fixed-wing aircraft, ground stations and unmanned aerial vehicles.
May – Mercury and Lockheed Martin announced they signed an agreement to collaborate on the development and manufacture of new sensor processing technologies at Mercury’s Geneva, Switzerland facility for a wide variety of applications such as radar signal processing, multi-sensor data fusion, artificial intelligence and situational awareness. With a potential lifetime value of $40 million, the contract supports Lockheed Martin’s offset agreement with the Swiss government as part of Switzerland’s planned procurement of 36 F-35A Lightning II aircraft related to the Air 2030 program.
April – Mercury announced it received a $16.8 million contract award from a leading defense prime contractor to provide rugged BuiltSECURE™ servers for a ground-based application. The award, with a potential lifetime value of $25 million, was received in the Company’s fiscal 2022 third quarter and is expected to be delivered over the next several quarters.
April – Mercury held a Ribbon Cutting Ceremony on April 20, 2022, at its state-of-the-art custom microelectronics packaging center in Phoenix, Ariz. to celebrate the expansion of the Company’s U.S. trusted microelectronics manufacturing capabilities. The Company was recently selected to provide secure packaging for the DoD’s State-of-the-Art Heterogeneous Integrated Packaging (SHIP) program, which will also be performed at this facility.
April – Mercury announced it was selected to provide trusted and secure advanced packaging for the Office of the Undersecretary of Defense for Research and Engineering’s State-of-the-Art Heterogeneous Integrated Packaging program. The Other Transaction Agreement was awarded
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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 6

by NSWC Crane with National Security Technology Accelerator as the Consortium Manager. The SHIP program is part of the Department of Defense initiative to advance and strengthen the American microelectronics industrial base to ensure the U.S. has access to advanced capabilities in domestic facilities and quantifiably assured microelectronics technology fundamental to key technologies, including AI, 5G communication and hypersonics.
April – Mercury announced that Chief Technology Officer William Conley, Ph.D., and Senior Director and General Manager Ken Hermanny were appointed by The Open Group to the newly established Sensor Open System Architecture™ (SOSA) Consortium Advisory Board, with Conley also serving as chair.
April – Mercury announced it received a $14 million order from a leading defense prime contractor to provide system-in-package assemblies for an airborne secure processing application. The order was received in the Company’s fiscal 2022 third quarter and is expected to be delivered over the next several quarters.
April – Mercury announced it received a $6.9 million order from a leading defense prime contractor for high performance OpenVPX™ digital signal processing systems for a manned airborne radar application. The order was received in the Company's fiscal 2022 third quarter and is expected to be shipped over the next several quarters.
April – Mercury announced the new RH5210 radiation-tolerant power module, the first in a series of ultra-compact radiation-hardened multi-output power supplies designed for commercial and space applications. Developed to support the Xilinx XQRKU060 FPGA, the RH5210 provides a drop-in SWaP-optimized power solution for many radiation-sensitive applications and platforms such as satellite and launch vehicles, remote-controlled robotic devices, mission-critical computing systems, and any electronic system with the potential for radiation exposure.
Conference Call Information
Mercury will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, August 2, 2022, to discuss the fourth quarter and fiscal 2022 results and review its financial and business outlook going forward.
To attend the conference call or webcast, participants should register online at ir.mrcy.com/events-presentations. Participants are requested to register a minimum of 15 minutes before the start of
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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 7

the call. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
About Mercury Systems – Innovation That Matters®
Mercury Systems is a global commercial technology company serving the aerospace and defense industry. Headquartered in Andover, Mass., the company delivers trusted, secure open architecture processing solutions powering a broad range of mission-critical applications in the most challenging and demanding environments. Inspired by its purpose of delivering Innovation that Matters, By and For People Who Matter, Mercury helps make the world a safer, more secure place for all. To learn more, visit www.mrcy.com, or follow us on Twitter.
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 8

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2023 business performance and beyond and the Company’s plans for growth, cost savings and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, inflation, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 2, 2021. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 9

Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned are trademarks and/or registered trademarks of their respective holders.

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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	July 1,	July 2,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$65,654	$113,839
Accounts receivable, net	144,494	128,807
Unbilled receivables and costs in excess of billings	303,356	162,921
Inventory	270,339	221,640
Prepaid income taxes	6,583	782
Prepaid expenses and other current assets	23,906	15,111
Total current assets	814,332	643,100

Property and equipment, net	127,191	128,524
Goodwill	937,880	804,906
Intangible assets, net	351,538	307,559
Operating lease right-of-use assets	66,366	66,373
Other non-current assets	6,188	4,675
Total assets	$2,303,495	$1,955,137

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$98,673	$47,951
Accrued expenses	34,954	24,652
Accrued compensation	44,813	40,043
Deferred revenues and customer advances	15,487	38,177
Total current liabilities	193,927	150,823

Deferred income taxes	31,478	28,810
Income taxes payable	9,112	7,467
Long-term debt	451,500	200,000
Operating lease liabilities	69,888	71,508
Other non-current liabilities	10,405	12,383
Total liabilities	766,310	470,991

Shareholders’ equity:
Preferred stock	—	—
Common stock	557	552
Additional paid-in capital	1,145,323	1,109,434
Retained earnings	385,774	374,499
Accumulated other comprehensive income (loss)	5,531	(339)
Total shareholders’ equity	1,537,185	1,484,146
Total liabilities and shareholders’ equity	$2,303,495	$1,955,137
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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Fourth Quarters Ended		Twelve Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Net revenues	$289,729	$250,842	$988,197	$923,996
Cost of revenues(1)	170,158	148,063	593,241	538,808
Gross margin	119,571	102,779	394,956	385,188

Operating expenses:
Selling, general and administrative(1)	44,017	31,587	157,044	134,337
Research and development(1)	24,565	27,718	107,169	113,481
Amortization of intangible assets	14,454	13,080	60,267	41,171
Restructuring and other charges	5,021	6,978	27,445	9,222
Acquisition costs and other related expenses	3,897	1,010	11,421	5,976
Total operating expenses	91,954	80,373	363,346	304,187

Income from operations	27,617	22,406	31,610	81,001

Interest income	19	13	143	179
Interest expense	(2,453)	(600)	(5,806)	(1,222)
Other expense, net	(2,654)	(758)	(7,552)	(2,785)

Income before income taxes	22,529	21,061	18,395	77,173
Income tax provision	5,614	3,136	7,120	15,129
Net income	$16,915	$17,925	$11,275	$62,044

Basic net earnings per share	$0.30	$0.32	$0.20	$1.13

Diluted net earnings per share	$0.30	$0.32	$0.20	$1.12

Weighted-average shares outstanding:
Basic	55,607	55,180	55,527	55,070
Diluted	56,261	55,598	55,901	55,474

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$813	$814	$2,161	$2,037
Selling, general and administrative	$9,678	$4,483	$30,116	$21,866
Research and development	$1,540	$1,128	$6,016	$4,387

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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 12

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Fourth Quarters Ended		Twelve Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Cash flows from operating activities:
Net income	$16,915	$17,925	$11,275	$62,044
Depreciation and amortization	23,396	20,842	93,417	67,083
Other non-cash items, net	14,528	12,308	34,457	30,910
Changes in operating assets and liabilities	(74,274)	(23,881)	(158,018)	(62,790)

Net cash (used in) provided by operating activities	(19,435)	27,194	(18,869)	97,247

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(209)	(67,563)	(243,464)	(372,826)
Purchases of property and equipment	(8,180)	(10,891)	(27,656)	(45,599)
Proceeds from sale of investment	—	—	—	1,538
Other investing activities	14	—	(3,200)	—

Net cash used in investing activities	(8,375)	(78,454)	(274,320)	(416,887)

Cash flows from financing activities:
Proceeds from employee stock plans	2,855	3,096	5,371	6,295
Borrowings under credit facilities	—	40,000	251,500	200,000
Payments of deferred financing and offering costs	(249)	—	(2,911)	—
Payments for retirement of common stock	(490)	—	(8,206)	(66)

Net cash provided by financing activities	2,116	43,096	245,754	206,229

Effect of exchange rate changes on cash and cash equivalents	(346)	60	(750)	412

Net decrease in cash and cash equivalents	(26,040)	(8,104)	(48,185)	(112,999)

Cash and cash equivalents at beginning of period	91,694	121,943	113,839	226,838

Cash and cash equivalents at end of period	$65,654	$113,839	$65,654	$113,839
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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

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Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 14

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third-party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include expanded sick pay related to COVID, overtime, the Mercury Employee COVID Relief Fund, meals and other compensation-related expenses as well as ongoing testing for onsite employees. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 15

initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Net income	$16,915	$17,925	$11,275	$62,044
Other non-operating adjustments, net	1,351	236	2,932	(724)
Interest expense, net	2,434	587	5,663	1,043
Income tax provision	5,614	3,136	7,120	15,129
Depreciation	8,942	7,762	33,150	25,912
Amortization of intangible assets	14,454	13,080	60,267	41,171
Restructuring and other charges	5,021	6,978	27,445	9,222
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	4,363	1,530	13,608	8,600
Fair value adjustments from purchase accounting	(294)	(472)	(2,009)	(290)
Litigation and settlement expense, net	706	(128)	1,908	622
COVID related expenses	50	1,570	689	9,943
Stock-based and other non-cash compensation expense	12,059	6,853	38,459	29,224
Adjusted EBITDA	$71,615	$59,057	$200,507	$201,896

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 16

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Cash (used in) provided by operating activities	$(19,435)	$27,194	$(18,869)	$97,247
Purchases of property and equipment	(8,180)	(10,891)	(27,656)	(45,599)
Free cash flow	$(27,615)	$16,303	$(46,525)	$51,648

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 17

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarters Ended
	July 1, 2022		July 2, 2021
Net income and earnings per share	$16,915	$0.30	$17,925	$0.32
Other non-operating adjustments, net	1,351		236
Amortization of intangible assets	14,454		13,080
Restructuring and other charges	5,021		6,978
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	4,363		1,530
Fair value adjustments from purchase accounting	(294)		(472)
Litigation and settlement expense, net	706		(128)
COVID related expenses	50		1,570
Stock-based and other non-cash compensation expense	12,059		6,853
Impact to income taxes(1)	(9,088)		(7,211)
Adjusted income and adjusted earnings per share	$45,537	$0.81	$40,361	$0.73

Diluted weighted-average shares outstanding		56,261		55,598

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 18

	Twelve Months Ended
	July 1, 2022		July 2, 2021
Net income and earnings per share	$11,275	$0.20	$62,044	$1.12
Other non-operating adjustments, net	2,932		(724)
Amortization of intangible assets	60,267		41,171
Restructuring and other charges	27,445		9,222
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	13,608		8,600
Fair value adjustments from purchase accounting	(2,009)		(290)
Litigation and settlement expense, net	1,908		622
COVID related expenses	689		9,943
Stock-based and other non-cash compensation expense	38,459		29,224
Impact to income taxes(1)	(32,309)		(25,697)
Adjusted income and adjusted earnings per share	$122,265	$2.19	$134,115	$2.42

Diluted weighted-average shares outstanding		55,901		55,474

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 19

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Organic revenue	$270,099	$247,672	$870,435	$920,609
Acquired revenue	19,630	3,170	117,762	3,387
Net revenues	$289,729	$250,842	$988,197	$923,996

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 20

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending September 30, 2022
Fiscal Year Ending June 30, 2023
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarter Ending		Fiscal Year Ending
	September 30, 2022(1)		June 30, 2023(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net (loss) income	$(18,200)	$(15,600)	$15,000	$27,900

Adjust for:
Other non-operating adjustments, net	—	—	—	—
Interest expense, net	4,000	4,000	17,900	17,900
Income tax (benefit) provision	(2,600)	(2,200)	2,500	4,600
Depreciation	9,200	9,200	40,000	40,000
Amortization of intangible assets	15,400	15,400	56,300	56,300
Restructuring and other charges	1,500	1,500	3,600	3,600
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	2,600	2,600	5,100	5,100
Fair value adjustments from purchase accounting	200	200	700	700
Litigation and settlement expense, net	—	—	—	—
COVID related expenses	—	—	—	—
Stock-based and other non-cash compensation expense	14,900	14,900	58,900	58,900
Adjusted EBITDA expectation	$27,000	$30,000	$200,000	$215,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 21

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending September 30, 2022
Fiscal Year Ending June 30, 2023
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarter Ending September 30, 2022(1)
	Range
	Low		High
GAAP expectation -- Net loss and loss per share	$(18,200)	$(0.32)	$(15,600)	$(0.28)
Other non-operating adjustments, net	—		—
Amortization of intangible assets	15,400		15,400
Restructuring and other charges	1,500		1,500
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	2,600		2,600
Fair value adjustments from purchase accounting	200		200
Litigation and settlement expense, net	—		—
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	14,900		14,900
Impact to income taxes(2)	(5,900)		(6,200)
Adjusted income and adjusted earnings per share expectation	$10,500	$0.19	$12,800	$0.23

Diluted weighted-average shares outstanding expectation		56,200		56,200

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2022 Results, Page 22

	Fiscal Year Ending June 30, 2023(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$15,000	$0.27	$27,900	$0.49
Other non-operating adjustments, net	—		—
Amortization of intangible assets	56,300		56,300
Restructuring and other charges	3,600		3,600
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	5,100		5,100
Fair value adjustments from purchase accounting	700		700
Litigation and settlement expense, net	—		—
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	58,900		58,900
Impact to income taxes(2)	(28,700)		(29,900)
Adjusted income and adjusted earnings per share expectation	$110,900	$1.96	$122,600	$2.17

Diluted weighted-average shares outstanding expectation		56,600		56,600

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY